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                                                                   Exhibit 10.10

                                 PROMISSORY NOTE


$5,000,000.00                                                  September 5, 2001
                                                                  Miami, Florida

         FOR VALUE RECEIVED, Manuel D. Medina, a resident of Miami-Dade County, Florida (the "Borrower") hereby promises to pay to the order of Terremark Worldwide, Inc., a Delaware corporation (the "Lender") at 2601 South Bayshore Drive, Miami, Florida 33133, or such other address as the Lender shall provide by notice in writing to the Borrower, the principal amount of Five Million Dollars ($5,000,000.00) in lawful money of the United States of America and in immediately available funds within 90 days after the date the Borrower's personal guarantees of the Lender's debt to Ocean Bank are terminated for any reason (the "Maturity Date").

         At the option of the Lender, all sums advanced hereunder shall become immediately due and payable, without notice or demand, upon the occurrence of any one or more of the following events of default: the death of, insolvency of, business failure of, appointment of a receiver for any part of the property or assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws, by or against, the Borrower.

         No delay or omission on the part of the Lender in the exercise of any right hereunder shall operate as a waiver of such right or of any such other right under this Promissory Note. A waiver by the Lender of any right or remedy conferred to him hereunder on any one occasion shall not be construed as bar to, or waiver of, any such right or remedy as to any future occasion.

         If this Promissory Note becomes in default and is placed in the hands of an attorney, the Borrower agrees to pay all the costs, charges and expenses incurred by the Lender in the enforcement of his rights hereunder including, but not limited to, reasonable attorneys' fees.

         If this Promissory Note becomes in default, the Lender may offset, and apply towards the repayment of all sums due under this Note, all monies, credits or other property of any nature whatsoever (and the proceeds thereof) of the Borrower, now or at any time hereafter in the possession of the Lender.

         The Borrower and all persons now or hereafter becoming obligated or liable for the payment of this Promissory Note do jointly and severally waive demand, notice of nonpayment, protest, notice of dishonor and presentment.

         This Promissory Note may be prepaid in whole or in part without a prepayment penalty.

         This Promissory Note shall be construed in enforced according to the laws of the State of Florida, including all principles of choice of laws, conflict of laws or comity.





                                       /s/ MANUEL D. MEDINA
                                       -----------------------------------------
                                       Manuel D. Medina